UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 19, 2017
Date of report (Date of earliest event reported)

Condor Hospitality Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
4800 Montgomery Lane, Suite 220
Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company 
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   

Item 1.01  Entry into a Material Definitive Agreement.
Hotel Acquisition
On June 19, 2017, Condor Hospitality Limited Partnership ("CHLP"), the operating partnership of Condor Hospitality Trust, Inc. (the "Company"), completed the acquisition of a hotel pursuant to a purchase agreement dated April 29, 2017 with SI Lake Mary, LP.  The hotel is the Hampton Inn and Suites, with 130 rooms, located in Lake Mary, Florida, a part of the Orlando – Kissimmee – Sanford Metropolitan Statistical Area.
The aggregate purchase price for the hotel was $19.25 million which was paid with a combination of debt financing (as discussed below) and CHLP limited partnership units (as discussed below).  The purchase price is subject to a post-closing adjustment of up to $250,000 to be paid to the seller if the hotel achieves a stipulated hotel net operating income level ("NOI") in 2017.  The closing of the transaction was subject to customary closing conditions including accuracy of representations and warranties and compliance with covenants and obligations under the purchase agreement.
The hotel acquisition was completed by CDOR MCO Village, LLC ("CMV"), a subsidiary 100% owned by CHLP.  In connection with the closing of the acquisition, the hotel was leased to TRS MCO Village, LLC ("TMV"), a subsidiary 100% owned TRS Leasing, Inc., the taxable REIT subsidiary of the Company.
The description of the purchase agreement for the hotel is qualified in its entirety by the form of such agreement filed with this report as Exhibit 10.1 and is incorporated herein by reference.
Management Agreement
Hotel Management.  On June 19, 2017, TMV entered into a hotel management agreement with Peachtree Hospitality Management, LLC ("Peachtree"), an eligible independent operator, to manage the Lake Mary hotel.  Peachtree managed the hotel prior to the acquisition and is an affiliate of the seller of the hotel.
Under the hotel management agreement, Peachtree operates and manages the hotel. Peachtree provides all property management, financial accounting, reporting, marketing and other operational services for the hotel, and employees for operating the hotel.  Peachtree must generally maintain the hotel in good operating condition. Peachtree must operate the hotel in accordance with the national franchise agreement that covers the hotel, which includes using franchisor sales and reservation systems.
The management agreement generally requires TMV to fund budgeted capital expenditures and operating expenses, except those expenses not related to the operation of the hotel.  TMV is responsible for obtaining and maintaining insurance policies with respect to the hotel.
Management Fee.  Peachtree will receive a monthly management fee with respect to the hotel equal to 2.5% of the gross hotel income, which fee will increase to 3% if the hotel achieves a stipulated NOI in 2017.  Incentive fees may be earned by Peachtree for performance above budgeted expectations for the hotel up to a maximum payout of 2% of gross hotel income in 2017 and 2018 as follows:
•
1% of the gross hotel income if the hotel achieves an investment return of 9.25 to 9.749% for 2017, and an additional 1% of gross hotel income if the hotel achieves an investment return of 9.75% or higher for that year; and

•
1% of the gross hotel income if the hotel achieves an investment return of 9.75% to 10.249% for 2018, and an additional 1% of gross hotel income if the hotel achieves an investment return of 10.25% or higher for that year.

For 2019 and until termination of the management agreement, incentive fees with respect to the hotel may be earned by Peachtree as follows, up to a maximum payout of 2% of gross hotel income:
•	0.5% of gross hotel income if the hotel achieves budgeted NOI;

•	25% of any NOI in excess of budgeted NOI for the hotel; and

•	if the hotel achieves its budgeted NOI, 25% of any gross hotel income for the hotel in excess of budgeted gross hotel income for the hotel.

NOI is equal to gross hotel income less operating expenses (exclusive of management fees, certain insurance premiums and employee bonuses, and personal and real property taxes).

Term and Termination.  The management agreement expires on June 19, 2020 and will renew for two additional terms of one year unless either party to the agreement gives the other party written notice of termination at least 90 days before the end of a term.
TMV may terminate the management agreement, subject to cure rights, due to certain inspection failures or if performance metrics tied to the hotel are not met.  TMV may also terminate the management agreement without reason on 60 days' notice.  Upon any such termination without reason by TMV, TMV must pay Peachtree a termination fee equal to the lesser of: (a) 50% of the monthly management fee paid during the trailing 12 months (including any such fees paid prior to the commencement of the management agreement); or (b) 50% of the average monthly management fee paid during the trailing 12 months multiplied by the number of months remaining in the initial term or renewal term; provided, that such termination fees in (a) and (b) above reduce to 25% in the event there is less than 18 months remaining in the initial term or renewal term.  The management agreement terminates upon a sale of the hotel, subject to certain notice requirements.
The description of the management agreement for the hotel is qualified in its entirety by the form of such agreement filed with this report as Exhibit 10.2 and is incorporated herein by reference.

Debt Financing
On June 19, 2017, CHLP borrowed $20.0 million under the Credit Agreement dated as of March 1, 2017 by and among CHLP, as Borrower, KeyBank National Association and the other lenders party thereto, as Lenders, and KeyBank National Association, as Agent (the "Credit Agreement").  The borrowings under the Credit Agreement were used to pay the aggregate purchase price for the Lake Mary hotel and to pay the reserves and costs related to the acquisition and financing.
On June 21, 2017, CMV and TMV were added as guarantors under the Credit Agreement and the hotel property (together with the tangible and intangible personal property used in connection with such hotel property) was added to the collateral pool securing indebtedness under the Credit Agreement.
The terms and conditions of the Credit Agreement are described in the Company's Current Reports on Form 8-K dated March 1, 2017 and May 11, 2017 and are incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
The information provided in Item 1.01 is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 is incorporated herein by reference.
Item 3.02  Unregistered Sales of Equity Securities.
Item 1.01 is incorporated herein by reference.
Pursuant to the purchase agreement for the Lake Mary hotel, as partial consideration for the purchase price of the hotel, CHLP issued to Peachtree Hotel Group II, LLC ("PHG"), an affiliate of the seller, limited partnership units with an aggregate value of $85,000.  On June 19, 2017, 411,648 limited partnership units were issued to PHG.
The CHLP limited partnership units were issued to PHG in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof, as such issuance of securities was not made in a public offering, neither the Company or CHLP engaged in general solicitation or advertising, the limited partnership units were not offered to the public in connection with this transaction, and the investor is an accredited investor.
Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The form of the director restricted stock agreement under the Company's 2016 Stock Plan is filed as Exhibit 10.3 with this report.

Item 9.01  Financial Statements and Exhibits.
(d)	Exhibits.
10.1
Purchase and Sale Agreement dated as of April 29, 2017 between Condor Hospitality Limited Partnership and SI Lake Mary, LP (incorporated by reference to Exhibit 10.1 filed with the Company's Form 8-K dated April 29, 2017 (001-34087)).

10.2	Hotel Management Agreement dated as of June 19, 2017 between TRS MCO Village, LLC and Peachtree Hospitality Management, LLC.
10.3	Form of Director Restricted Stock Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Condor Hospitality Trust, Inc.

Date: June 21, 2017	By: /s/ Jonathan J. Gant
Name: Jonathan J. Gantt
Title: Chief Financial Officer

EXHIBIT INDEX

(d)	Exhibits.
10.1
Purchase and Sale Agreement dated as of April 29, 2017 between Condor Hospitality Limited Partnership and SI Lake Mary, LP (incorporated by reference to Exhibit 10.1 filed with the Company's Form 8-K dated April 29, 2017 (001-34087)).

10.2	Hotel Management Agreement dated as of June 19, 2017 between TRS MCO Village, LLC and Peachtree Hospitality Management, LLC.
10.3	Form of Director Restricted Stock Agreement.